               AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION

          This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION (this "AMENDMENT") is made and entered into as of December 7, 1998 by and among Archibald Candy Corporation, an Illinois corporation ("PURCHASER"), Sweet Factory Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Purchaser ("MERGER SUB"), Sweet Factory Group, Inc., a Delaware corporation ("GROUP"), Sweet Factory, Inc., a Delaware corporation ("SFI"), SF Candy Company, a Delaware corporation ("CANDY CO."), SF Properties, Inc., a Delaware corporation ("SF PROPERTIES"; Group, SFI, Candy Co. and SF Properties being collectively referred to herein as the "SELLERS"), and Weston Presidio Offshore Capital C.V., a California limited partnership, as representative (the "REPRESENTATIVE") of those stockholders of Group that are identified on SCHEDULE B to the Agreement (as defined below) (the "INDEMNIFYING STOCKHOLDERS").

                                  R E C I T A L S:

          WHEREAS, Purchaser, Merger Sub, the Sellers and the Indemnifying Stockholders are parties to that certain Agreement and Plan of Reorganization, dated as of November 24, 1998 (the "AGREEMENT"), pursuant to which the parties thereto have agreed, among other things, to merge Merger Sub with and into Group; and

          WHEREAS, Purchaser, Merger Sub, the Representative and Sellers have mutually agreed to amend and restate Section 2.4(a) of the Agreement in its entirety;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, Purchaser, Merger Sub, the Representative and Sellers hereby agree as follows:

          Section 1. AMENDMENT. Section 2.4(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "At the Effective Time, the Certificate of Incorporation of Group, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation, until thereafter amended."

          Section 2. NO IMPLIED AMENDMENTS. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its respective terms and is hereby ratified and confirmed.

          Section 3. EFFECTIVENESS OF AMENDMENT. This Amendment shall be deemed to be an amendment to the Agreement in accordance with Section 13.9 of the Agreement.


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          Section 4.     BENEFIT OF THE AGREEMENT.  This Amendment shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 5. HEADINGS. The headings used in this Amendment are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Amendment.

          Section 6.     GOVERNING LAW.   THIS AMENDMENT AND THE LEGAL RELATIONS
BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

          Section 7. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 8. REFERENCES TO AGREEMENT. On and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof" or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment.

                               [signature pages follow]




                                      -2-
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
1 to Agreement and Plan of Reorganization to be duly executed as of the date first written above.

                              ARCHIBALD CANDY CORPORATION


                              By:    /s/ Ted A. Shepherd
                                     -----------------------------------------
                              Name:  Ted A. Shepherd
                              Title: President and Chief Operating Officer



                              SWEET FACTORY ACQUISITION CORP.


                              By:    /s/ Ted A. Shepherd
                                     -----------------------------------------
                              Name:  Ted A. Shepherd
                              Title: President and Chief Operating Officer



                              SWEET FACTORY GROUP, INC.


                              By:    /s/ T. Robert Bell
                                     -----------------------------------------
                              Name:  T. Robert Bell
                              Title: C.E.O.



                              SWEET FACTORY, INC.


                              By:    /s/ T. Robert Bell
                                     -----------------------------------------
                              Name:  T. Robert Bell
                              Title: C.E.O.

                              SF CANDY COMPANY


                              By:    /s/ T. Robert Bell
                                     -----------------------------------------
                              Name:  T. Robert Bell
                              Title: C.E.O.


                              SF PROPERTIES, INC.


                              By:    /s/ T. Robert Bell
                                     -----------------------------------------
                              Name:  T. Robert Bell
                              Title: C.E.O.



                              WESTON PRESIDIO OFFSHORE CAPITALC.V.,
                              as Representative of the Indemnifying Stockholders

                              By:  WESTON PRESIDIO CAPITAL
                                   MANAGEMENT, L.P.

                                   By:    /s/ James B. McElwee
                                         -------------------------------------
                                   Name:  James B. McElwee
                                   Title: General Partner


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